Exhibit 99.1

Twist Bioscience Appoints Seasoned Life Sciences Industry Executive Nicolas M. Barthelemy to Board of Directors

SAN FRANCISCO, Calif. – October 25, 2019 – Twist Bioscience Corporation (NASDAQ: TWST), a company enabling customers to succeed through its offering of high-quality synthetic DNA using its silicon platform, today announced the appointment of Nicolas M. Barthelemy to its board of directors. Mr. Barthelemy brings extensive experience, both as an operational executive and board member, in the areas of biopharmaceutical, life science tools and molecular diagnostics.

“Nicolas brings incredibly relevant global commercial operations and manufacturing expertise that will be invaluable as we continue to innovate to provide exceptional products for our customers,” said Emily M. Leproust, Ph.D., CEO and co-founder of Twist Bioscience. “We welcome his strategic insight as we extend our global footprint and expand our product lines for synthetic biology and next generation sequencing .”

Mr. Barthelemy brings over 25 years of life science industry expertise to the Twist board of directors. Most recently, he served as president and CEO of Biotheranostics, a privately-held molecular diagnostics company. Prior to Biotheranostics, he served as president of global commercial operations at Life Technologies (now Thermo Fisher Scientific), where he led the organization responsible for $4 billion in revenue with a total of 3,500 employees worldwide. Before Life Technologies, Mr. Barthelemy served in operational and commercial roles of increasing responsibility, including vice president of manufacturing for Biogen IDEC. He began his career with Merck & Co., Inc. as a project engineer in the vaccine division. Mr. Barthelemy currently also serves on the board of directors of Repligen Corporation, Fluidigm Corporation, Biocare Medical and 908 Devices. He previously served on the boards of Genewiz (now Brooks Automation), Avantor and Essen Holdings, Inc. (now Sartorius AG). He received an M.S. in chemical engineering from the University of California, Berkeley, and an engineering degree from Ecole Supérieure de Physique et de Chimie Industrielles in Paris.

“Twist has a rapidly growing revenue stream from its synthetic biology and NGS products, as well as potential medium and long-term opportunities in biopharma and DNA data storage, respectively,” commented Mr. Barthelemy. “I look forward to sharing my experience to continue to drive growth across all areas of the business.”

About Twist Bioscience Corporation

Twist Bioscience is a leading and rapidly growing synthetic biology company that has developed a disruptive DNA synthesis platform to industrialize the engineering of biology. The core of the platform is a proprietary technology that pioneers a new method of manufacturing synthetic DNA by “writing” DNA on a silicon chip. Twist is leveraging its unique technology to manufacture a broad range of synthetic DNA-based products, including synthetic genes, tools for next-generation sequencing (NGS) preparation, and antibody libraries for drug discovery and development. Twist is also pursuing longer-term opportunities in digital data storage in DNA and biologics drug discovery. Twist makes products for use across many industries including healthcare, industrial chemicals, agriculture and academic research.

All Twist Bioscience products are Research Use Only.

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Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist Bioscience’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties of the ability to attract new customers and retain and grow sales from existing customers; risks and uncertainties of rapidly changing technologies and extensive competition in synthetic biology could make the products Twist Bioscience is developing obsolete or non-competitive; uncertainties of the retention of a significant customer; risks of third party claims alleging infringement of patents and proprietary rights or seeking to invalidate Twist Bioscience’s patents or proprietary rights; and the risk that Twist Bioscience’s proprietary rights may be insufficient to protect its technologies. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Twist Bioscience’s business in general, see Twist Bioscience’s risk factors set forth in Twist Bioscience’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2019. Any forward-looking statements contained in this press release speak only as of the date hereof, and Twist Bioscience specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACTS:

Investor Contact:

Argot Partners

Maeve Conneighton

212-600-1902

maeve@argotpartners.com

Media Contact:

Angela Bitting

925- 202-6211

media@twistbioscience.com